                                                                   Exhibit 10.12
                              Agreement for Lease
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Agreement between Sunil Wadhwani residing at 930, Osage Road, Pittsburgh, PA 15243, U.S.A. and Ashok Trivedi residing at 1446, Peterson Place, Pittsburgh, PA 15241, U.S.A. (hereinafter jointly referred as "Owners") of the one part and Scott Systems Private Limited a Company registered under the Indian Companies Act, 1956 and having its registered office at Mahindra Chambers, Dhole Patil Road, Pune 411 001 (hereinafter referred to as the "Lessee") of the other part.

WHEREAS, Sunil Wadhwani and Ashok Trivedi are the joint owners of the office premises at 308 of Navkar Chambers, Andheri-Kurla Road, Andheri (East), Bombay 400 069 (hereinafter referred to as "the said premises")

WHEREAS owners have agreed to lease the said premises to the Lessee.

NOW it is therefore, agreed that
1. The Owners shall give the said premises on lease to the Lessee for a period of one year commencing from April 1996. The agreement may be renewed for further period as may be agreed mutually by the parties in writing.

2. Lessee will pay Owners a monthly compensation of Rs.9,000 (Rupees Nine thousand only) exclusive of outgoings.

3. Lessee shall pay all rates and taxes to the central, provincial or local authorities, maintenance charges and other charges payable relating to the said premises occupied by the Lessee during the lease period.

4. Lessee shall not make any additions or alternations in the above premises without the consent of the Owners.

5. Lessee shall hand over the vacant and peaceful possession of the premises to the Owners forthwith upon the expiry of the lease period unless the lease has been renewed in writing.

6. Lessee shall use the said premises strictly for its business and shall not violate the rules and regulations of the Society.

7. Lessee shall allow Owner or Owner's authorized representatives to inspect the said premises at all reasonable times.

8. Lessee shall not sub-let the said premises without Owner's written permission.

9. The Owners may at their option terminate the lease by giving Lessee a notice of not less than three months and the Lessee shall on the expiry of the said period of notice hand over vacant and peaceful possession of the said premises to the Owners or to Owners' authorised representative.

In witness whereof the parties have set their respective hands on the
                                                                      -------
day                       , 1996.
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Signed and delivered by the withinnamed
Sunil Wadhwani in the presence of


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Signed and delivered by the withinnamed
Ashok Trivedi in the presence of


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Signed and delivered by Murali Santhanam
Managing Director of Scott Systems
Private Limited in the presence of


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